                                                                     EXHIBIT 7.3


                 SERIES B PREFERRED STOCK INVESTMENT AGREEMENT


     AGREEMENT dated as of February 27, 1997 between Koo Koo Roo, Inc. (the "Company") and the investor whose name is set forth at the foot of this Agreement (the "Investor").

     The parties hereto agree as follows:

                                   ARTICLE I

                     Purchase and Sale of Preferred Stock
                     ------------------------------------

     Section 1.1  Purchase and Sale of Preferred Stock.  Upon the following
                  ------------------------------------
terms and conditions, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, shares of the Company's 6% Adjustable Convertible Preferred Stock designated Series B Preferred Stock (the "Shares") having the rights, designations and preferences set forth in Schedule I hereto. The number of Shares to be purchased by Investor is set forth on the signature page hereof.

     Section 1.2  Purchase Price.  The purchase price for the Shares (the
                  --------------
"Purchase Price") shall be $100 per share.

     Section 1.3  The Closing.
                  -----------

          (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place at the offices of the Company, at 10:00 a.m., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investor and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date." There shall be one Closing Date for all Series B Preferred Stock initially issued to Investors.

          (b) On the Closing Date, the Company shall deliver to the Investor certificates representing the number of Shares being purchased by the Investor, registered in the name of the Investor, or deposit such Shares into accounts designated by the Investor, and the Investor shall deliver to the Company the Purchase Price for such Shares by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In case of a wire transfer, Investor shall concurrently advise the Company direct, by facsimile transmission to (310) 479-4221, of the name of the transmitting entity, the name of the transmitting bank, the confirmation number and the account number. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

     Section 1.4  Covenant to Register.
                  --------------------

          (a) For purposes of this Section, the following definitions shall apply:

               (i) The terms "register," "registered," and "registration" refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

               (ii) The term "Registrable Securities" means the stock issued or issuable upon conversion of the Shares, or otherwise issued or issuable pursuant to this Agreement or the provisions of Schedule I hereto, and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares (but not the Shares themselves), which (i) have not been resold pursuant to an effective registration statement or pursuant to Rule 144 under the Act and (ii) may not be resold pursuant to Rule 144(k) under the Act. For purposes of this Agreement, securities will be considered ineligible for resale pursuant to Rule 144(k) under the Act unless the Company's transfer agent has accepted an instruction from the Company specifying that such securities are eligible for sale pursuant to Rule 144(k).

               (iii) The term "holder of Registrable Securities" includes the Investor and any permitted assignee of registration rights pursuant to Section 1.4(h) who holds Shares which are convertible into Registrable Securities.

          (b) (i) The Company shall, as expeditiously as possible following the Closing, file a registration statement on Form S-3, or if Form S-3 is not then available, another appropriate form, covering resales of the Registrable Securities including sales thereof under Rule 415 or a successor rule regarding delayed or continuous offerings, and shall use its best efforts to cause such registration statement to become effective by the 90th calendar day after the Closing Date (the "Initial Registration"). In the event such registration is not so declared effective or does not include all Registrable Securities, a holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities, and the Company is in compliance with its obligations under Subsection (d)(i) through (v) hereof, the demand registration rights granted pursuant to this Subsection (b) (i) shall not be applicable. If such registration statement is not declared effective with respect to all Registrable Securities, or if the Company is not in compliance with said obligations, the demand registration rights described herein shall remain in effect. The Company shall provide holders of Registrable Securities a reasonable opportunity, but not in excess of seven days, to review any such registration statement or amendment or supplement thereto prior to the filing thereof. If the Registrable Securities are registered initially on a form other than Form S-3, the Company shall register the Registrable Securities on Form S-3 as soon as use of such form is permissible.

          (ii) The Company shall not be obligated to effect Demand Registration under Subsection (b)(i) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) (i) through (v) hereof.

          (iii) The Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"), and may suspend use of the prospectus included in the Registration Statement if such prospectus ceases to meet the requirements of Section 10 of the Act. The Company will immediately advise the holders of the registered securities of any such suspension, and will use its best efforts to cause such suspension to terminate at the earliest possible date.

          (iv) If the registration statement covering all Registrable Securities is not effective by the 90th calendar day after the Closing Date, then the Company shall pay the Investor in cash an amount equal to 3% of the total Purchase Price of Shares and any Registrable Securities then held by the Investor for each 30 day period thereafter until such registration statement is effective (pro-rata as to a period of less than 30 days); provided, however, that if said Registration Statement is filed not later than ten business days after the Closing, and the Securities and Exchange Commission is unwilling to declare such Registration Statement effective until after the Commission has reviewed the Company's annual report on Form 10K for calendar year 1996, then the period of 90 days referred to in the opening phrase of this sentence shall be extended by 30 days to the 120th calendar day after the Closing Date. An amount equal to 3% of the total Purchase Price of Shares and any Registrable Securities then held by Investor shall also be paid to the Investor in cash during any period in excess of 30 days that the effectiveness of the Registration Statement or use of the prospectus is suspended as set forth in
Section 1.4 (b)(iii) or the prospectus in otherwise unavailable for use by sellers of Registrable Securities, provided that if such suspension or non-availability is occasioned by a material business combination involving the Company, said period of 30 days shall be increased to 45 days. Any payment hereunder shall be made not later than 5 business days after the end of the 30-day period with respect to which such payment is due. The "Purchase Price" of Registrable Securities shall be (i) in the case of Registrable Securities derived from conversion or substitution of Shares, the Purchase Price of such Shares, and (ii) in the case of Registrable Securities derived from dividend payments, the original dollar amount of such dividends. This subsection is in addition to the provisions of Section 7.2(a) hereof.

          (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities have not theretofore been included in a registration statement under Subsection (b) which remains effective, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its best efforts to cause to be registered under the Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection
(c) to the extent that, with respect to a public offering registration, the managing underwriter of such public offering reasonably notifies such holder(s) in writing of its determination that the Registrable Securities or a portion thereof should be excluded therefrom.

          (d) Whenever required under this Section to effect the registration of any Registrable Securities, including, without limitation, the Initial Registration, the Company shall, as expeditiously as reasonably possible:

              (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 1.4(b)(i), and upon the request of any holder of Registrable Securities keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement, or, if earlier, until such Registrable Securities may be sold under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).

              (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

              (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the registration statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities.

              (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions in the United States as shall be reasonably requested by a holder of Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

              (vi) Furnish, at the request of any holder of Registrable Securities, (1) an opinion of counsel of the Company, dated the effective date of the registration statement, in form and substance reasonably satisfactory to the holder and its counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and (2) a letter or letters of the Company's independent public accountants in form and substance reasonably satisfactory to the holder and its counsel.

              (vii) Use its best efforts to list the Registrable Securities covered by such registration statement with any national market or securities exchange on which the Common Stock is then listed;

              (viii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents (as defined below) filed subsequent to the Closing and (subject to Section 7.13) require the Company's officers and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement, subject to appropriate arrangements for confidentiality.

          (e) Each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The Investor shall provide such data on the Closing Date. The intended method of disposition (Plan of Distribution) of such securities as so provided by Investor shall be included without substantial alteration in the Registration Statement covering the Registrable Securities and shall not be changed in any material respect without written consent of the Investor.

          (f) (i) The Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) (each, a "Selling Shareholder") and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the
--------
extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in the preparation thereof; provided further, that the Company shall not be liable in any such case
         -------- -------
to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Selling Shareholder under an obligation to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder failed to do so and (ii) the prospectus would have completely corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to
    -------- -------
the extent that any Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectuses so amended or supplemented and having been obligated to deliver such prospectuses, the Selling Shareholder thereafter failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder.

          (ii) In the event of any registration under the Act of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities hereby severally agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that such holders will be liable in any such case to the extent, and
--------
only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in strict conformity with written information furnished in an instrument duly executed by such holder specifically for use in the preparation thereof.

              (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify shall not relieve the indemnifying party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent it is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided,
                                                                --------
however, that if the defendants in any such action include both the indemnifying party and such indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.
In clarification of the foregoing, if the Company is the indemnifying party it shall pay the reasonable expenses and fees of one separate counsel whose selection is approved by the largest group of similarly situated indemnified parties as measured by the aggregate par value of such Registrable Securities owned by such group. Any indemnified party who chooses not to be represented by the foregoing separate counsel shall be entitled, at its own expense, to be represented by counsel of its own selection.

          (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided, however, that any Selling Shareholders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

              (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in the United States in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to counsel for the holders of Registrable Securities its documents and personnel for due diligence purposes. Except as otherwise provided herein, fees and disbursements of counsel and accountants for the Selling Shareholders shall be borne by the respective Selling Shareholders.

          (h) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section may be assigned by Investor to a transferee or assignee of 20% or more, in the aggregate, of its Shares or the Registrable Securities derived from such Shares. Within a reasonable time after such transfer the Investor shall notify the Company of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and will furnish or cause such transferee to furnish to the Company the information provided for in subsection (e) of this
Section including information reasonably required by the Company to facilitate inclusion of such transferee or assignee as a Selling Shareholder. Such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Any transferee asserting registration rights hereunder shall be bound by the applicable provisions of this Agreement.

          (i) From and after the date of this Agreement, the Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein.

          (j) If the Company elects to require conversion of the Shares in connection with a registered public offering of Common Stock by the Company, the shares issued upon such conversion shall be included in such public offering (if and to the extent that the holders so elect) and such shares shall have priority over shares offered by the Company or by any other selling shareholders in the event that a reduction in the total number of shares so offered shall be required.


                                  ARTICLE II

                        Representations and Warranties
                        ------------------------------

     Section 2.1  Representations and Warranties of the Company.  The Company
                  ---------------------------------------------
hereby makes the following representations and warranties to the Investor:

          (a) Organization and Qualification.  The Company is a corporation duly
              ------------------------------
incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries except as listed in Exhibit A hereto or in the SEC Documents (as hereinafter defined). The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a

Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole.

          (b) Authorization; Enforcement.  (i) The Company has the requisite
              --------------------------
corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required except for any stockholder approval required by the terms of the Company's listing agreement with Nasdaq,
(iii) this Agreement has been duly executed and delivered by the Company  and
(iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization.  The authorized capital stock of the Company
              --------------
consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock; there are approximately 15,800,000 shares of Common Stock and up to 1,030,000 shares of preferred stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof and pursuant to similar agreements of like tenor, there will be approximately 15,800,000 shares of Common Stock and approximately 1,400,000 shares of preferred stock issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A hereto and as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. Anti-dilution provisions in the Company's outstanding options, warrants or convertible securities will not operate to require issuance of additional Common Stock upon exercise or conversion thereof, because of the issuance or conversion of the shares. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

          (d) Issuance of Shares.  The issuance of the Shares has been duly
              ------------------
authorized and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance and, upon conversion in accordance with the Certificate of Designation to be filed by the Company to establish the rights and preferences of the Shares, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or adverse claims created by the Company, and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

          (e) No Conflicts.   The execution, delivery and performance of this
              ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investor and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than the filing of the Certificate of Designation with the Delaware Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

          (f) SEC Documents, Financial Statements.  The Common Stock of the
              -----------------------------------
Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investor true and complete copies of the quarterly and annual (including, without limitation, proxy information and solicitation materials) SEC Documents filed with the SEC since January 1, 1995. The Company has not provided to the

Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement except as set forth on Exhibit A. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder except as set forth on Exhibit A and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) No Material Adverse Change.  Since September 30, 1996, the date
              --------------------------
through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no event which would have a Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries, except as otherwise disclosed or reflected in other SEC Documents filed as of a date subsequent to September 30, 1996.

          (h) No Undisclosed Liabilities.  The Company and its subsidiaries have
              --------------------------
no liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since September 30, 1996 or which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

          (i) No Undisclosed Events or Circumstances.  No event or circumstance
              --------------------------------------
has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (j) No General Solicitation.  Neither the Company, nor any of its
              -----------------------
affiliates, or, to its knowledge, any person acting on its or their behalf (including Cappello & Laffer Capital Corp. (the "Placement Agent")), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

          (k) No Integrated Offering.  Neither the Company, nor any of its
              ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Act.

          (l) Standoff Commitments.  The Company has received binding assurances
              --------------------
from Kenneth Berg and Mel Harris that neither of them nor any of their controlled affiliates will sell any shares of Common Stock during the fourteen months following the Closing Date without the prior written consent of Cappello & Laffer Capital Corp., the placement agent, except that each of them may sell up to ten percent (10%) of his or her holdings of Common Stock as of the Closing Date. "Controlled affiliate" for purposes of this Section does not include the Company.

          (m) Shareholder Approval.  The Company has received binding assurances
              --------------------
from its executive officers and directors, addressed to the several Investors, substantially in the form and to the effect set forth in Schedule II hereto, regarding shareholder approval.

     Section 2.2  Representations and Warranties of the Investor.  The Investor
                  ----------------------------------------------
hereby makes the following representations and warranties to the Company:

          (a) Authorization, Enforcement.  (i) Such Investor has the requisite
              --------------------------
power and authority to enter into and perform this Agreement and to purchase the Shares being sold hereunder, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (b) No Conflicts.   The execution, delivery and performance of this
              ------------
Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's charter documents or By-Laws or (ii) conflict with any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor. The business of the Investor is not being conducted in violation of any law or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement. The data to be provided by the Investor in connection with registering the Registrable Securities under the Act will be true and correct in all material respects.

          (c) Investment Representation.  The Investor is purchasing the Shares
              -------------------------
for its own account for investment and not with a view to distribution otherwise than in compliance with the Act. Investor has no present intention to sell the Shares and Investor has no present arrangement (whether or not legally binding) to sell the Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

          (d) Accredited Investor.  The Investor is an accredited investor as
              -------------------
defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general, and investments in particular, so that the Investor is able to evaluate the merits and risks of an investment in the Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), the Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Shares pursuant hereto. The Investor acknowledges that no representation or warranty is made by the Placement Agent or any persons representing the Placement Agent with respect to the Company or sale of the Shares.

          (e) Rule 144.  The Investor understands that there is no public
              --------
trading market for the Shares, that none is expected to develop, and that the Shares must be held indefinitely unless such Shares or securities into which the Shares are converted are registered under the Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.


                                  ARTICLE III

                                   Covenants
                                   ---------


     Section 3.1  Securities Compliance.
                  ---------------------

          (a) The Company shall notify the SEC and NASD, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and Common Stock issuable upon conversion thereof to the Investor or subsequent holder.

          (b) The Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.

     Section 3.2  Registration and Listing.  Until three (3) years after all
                  ------------------------
Shares have been converted into Common Stock, the Company will cause its Common Stock (or other securities into which the Shares are convertible) to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until three (3) years after all Shares have been converted into Common Stock the Company will take all action within its power to continue the listing or trading of its Common Stock on the Nasdaq National Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and Nasdaq.

     Section 3.3  Stockholder Approval.  Following the Closing, the Company will
                  --------------------
use its best efforts to promptly notice and hold a stockholders meeting before May 15, 1997 to obtain all stockholder approvals required by the Company (including those required by all applicable agreements between the Company and the NASD or Nasdaq) to allow for issuance of Common Stock upon conversion of the Shares. If and so long as the Company has or may have a redemption obligation under Section 4(m) of Schedule I hereto, the Company will declare and pay all dividends (including any accrued dividends) on its outstanding shares of 5% Convertible Preferred Stock.

     Section 3.4  Sale Restrictions.  Following conversion of the Shares into
                  -----------------
Common Stock of the Company, Investor will not on any trading day offer or sell publicly on NASDAQ or on the principal exchange on which the Common Stock is traded, more than the following number of such shares of Common Stock: the greatest of (i) 10% of the average daily trading volume of the Common Stock for the five trading days preceding such sale as reported by NASDAQ or by such principal exchange, (ii) 20,000 shares, and (iii) 10% of the trading volume for the Common Stock on such day.

     Section 3.5  Conversion Rights.  Investor shall not be entitled to convert
                  -----------------
any Share into Common Stock of the Company if following conversion of such Share the Investor and its affiliates (within the meaning of the Exchange Act) shall be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of the Common Stock of the Company, or if a lesser percentage is set forth after the name of the Investor on the signature page hereof, such lesser percentage.

     Section 3.6  Short Sale Restrictions.  Investor agrees not to sell Common
                  -----------------------
Stock of the Company "short" except for (i) sales of shares issuable to Investor upon conversion, made within 72 hours prior to the time notice of conversion is given, (ii) sales against shares of Common Stock owned the day the short position is established, (iii) sales against shares of

Common Stock which could be obtained upon conversion of the Company's outstanding 5% Convertible Preferred Stock, or (iv) sales made more than fourteen months after the Closing Date if the sale price is higher than the Conversion Cap. The provisions of this Section shall be binding upon any transferee of the Shares, and Investor and each such transferee shall be obligated to notify any transferee of 5,000 or more of the Shares that such transferee is bound by the provisions of this Section. This Section shall not be applicable to sales in which Investor has no direct or indirect beneficial interest made on behalf of third-party clients who are not holders of Shares.

     Section 3.7  Notice of Conversion Cap.  No later than the 15 days after the
                  ------------------------
end of the 14th month after the Closing Date, the Company will deliver notice to the Investor specifying the amount of the Conversion Cap (as defined in Schedule I hereto) and the calculation thereof.

     Section 3.8  Increase in Authorized Stock.  The Company will immediately
                  ----------------------------
adopt and submit to its shareholders for approval a charter amendment increasing the authorized number of shares of Common Stock of the Company to an amount deemed reasonable by the Company and the placement agent, if on any day the total number of shares of Common Stock which are available (after giving effect to all outstanding shares, warrants, options, convertible securities and other commitments) for issuance upon conversion of the Shares and the 5% Convertible Preferred Stock is less than the number of shares which would be required for such conversions if the market price of the Common Stock were to be 30% less than the closing price of the Common Stock on the immediately preceding trading day in the principal market in which the Common Stock is traded.


                                  ARTICLE IV

                                  Conditions
                                  ----------

     Section 4.1  Conditions Precedent to the Obligation of the Company to Sell
                  -------------------------------------------------------------
the Shares.  The obligation hereunder of the Company to issue and/or sell the
----------
Shares to the Investor is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of the Investor's Representations and Warranties.  The
              ---------------------------------------------------------
representations and warranties of the Investor shall be true and correct in all material respects.

          (b) Performance by the Investor.  The Investor shall have performed
              ---------------------------
all agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing.

          (c) No Injunction.  No statute, rule, regulation, executive order,
              -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          Section 4.2  Conditions Precedent to the Obligation of the Investor to
                       ---------------------------------------------------------
Purchase the Shares.  The obligation hereunder of the Investor to acquire and
-------------------
pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties.  The
              --------------------------------------------------------
representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

          (b) Performance by the Company.  The Company shall have performed all
              --------------------------
agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

          (c) Nasdaq.  From the date hereof to the Closing Date, trading in the
              ------
Company's Common Stock shall not have been suspended by the SEC or the Nasdaq National Market (except for any suspension of trading of limited duration agreed to between the Company and the Nasdaq National Market solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by Nasdaq shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by Nasdaq.

          (d) No Injunction.  No statute, rule, regulation, executive order,
              -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) Opinion of Counsel, Etc.   At the Closing the Investor shall have
              -----------------------
received an opinion of counsel to the Company in the form attached hereto and such other certificates and documents as the Investor or its counsel shall reasonably require incident to the Closing.

                                   ARTICLE V

                                Legend on Stock
                                ---------------

          Each certificate representing the Shares and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY

          MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     The Company agrees to reissue certificates representing the Shares or, if applicable, the securities issued upon conversion thereof without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144(k) under the Act, (ii) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such securities are sold pursuant to an effective registration statement under the Act.


                                  ARTICLE VI

                                  Termination
                                  -----------

     Section 6.1  Termination by Mutual Consent.  This Agreement may be
                  -----------------------------
terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.


     Section 6.2  Other Termination.  This Agreement may be terminated by action
                  -----------------
of the Board of Directors or other governing body of the Investor or the Company at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement.

     Section 6.3  Automatic Termination.  This Agreement shall automatically
                  ---------------------
terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth business day following the date of this Agreement.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     Section 7.1  Fees and Expenses.  Except as otherwise set forth in Section
                  -----------------
1.4 hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing, all due diligence fees and attorneys' fees and expenses incurred by the Investor and the Placement Agent, up to the maximums stated in the final letter agreement dated December 10, 1996 between the Company and Cappello & Laffer Capital Corp., in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. The Company shall compensate the

Placement Agent and shall indemnify it as set forth in said letter agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. As set forth in the December 10, 1996 letter agreement, the Placement Agent's compensation includes a cash payment in an amount equal to 6.75% of the Purchase Price of Shares sold by the Company, and the issuance of a warrant to the Placement Agent to purchase that number of Shares equal to 10% of the number of Shares sold.

     Section 7.2  Specific Enforcement, Consent to Jurisdiction.
                  ---------------------------------------------

          (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

          (b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 7.3  Entire Agreement: Amendment.  This Agreement contains the
                  ---------------------------
entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 7.4  Notices.  Any notice or other communication required or
                  -------
permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                      to the Company:    Koo Koo Roo, Inc.
                                         Kenneth Berg, Chairman
                                         11075 Santa Monica Blvd., Suite 225
                                         Los Angeles, CA  90025
                                         Fax: (310) 479-4221

                     to the Investor:    At the address set forth at the foot of
                                         this Agreement, with copies to
                                         Investor's counsel as set forth at the
                                         foot of this Agreement or as specified
                                         in writing by Investor

                      with a copy to:    Gerard K. Cappello
                                         Cappello & Laffer Capital Corp.
                                         1299 Ocean Avenue, Suite 306
                                         Santa Monica, California  90401
                                         Fax: (310) 393-4838


Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

     Section 7.5  Waivers.  No waiver by either party of any default with
                  -------
respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.6  Headings.  The headings herein are for convenience only, do
                  --------
not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.7  Successors and Assigns.  Except as otherwise provided herein,
                  ----------------------
this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Except as herein provided, neither the Company nor the Investor shall assign this Agreement or any rights or obligations hereunder (other than to an affiliate) without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought); provided, however, that the Company may assign its rights and obligations hereunder to any acquirer of substantially all of the assets or a controlling equity interest of the Company. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 7.8  No Third Party Beneficiaries.  This Agreement is intended for
                  ----------------------------
the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 7.9  Governing Law.  This Agreement shall be governed by and
                  -------------
construed and enforced in accordance with the internal laws of California without regard to such state's principles of conflict of laws.

     Section 7.10  Survival.  The representations and warranties of the Company
                   --------
and the Investor contained in Article II and the agreements and covenants set forth in Articles I, III, V and VII shall survive the Closing.

     Section 7.11  Execution.  This Agreement may be executed in two or more
                   ---------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five days of the execution hereof.

     Section 7.12  Publicity.  The Company agrees that it will not disclose, and
                   ---------
will not include in any public announcement, the name of the Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Section 7.13   Contact with directors and personnel.  Investor agrees not
                    -------------------------------------
to make direct contact with Company personnel or any director of the Company without first advising the Chief Executive Officer or the Chief Financial Officer of the Company, indicating the purpose of such contact, and allowing such officer a reasonable opportunity to make appropriate arrangements to avoid selective disclosure of inside information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                    KOO KOO ROO, INC.


                    By:  __________________________________________
                         Name: Kenneth Berg
                         Its:  Chairman and Chief Executive Officer


     Number of Shares    THE INVESTOR

________________________       By: ________________________
                                   Name:
Dollar Amount at                   Its:
$100 per share                     Investor's address:

$_______________               Percentage limitation, if desired:  _______


                                   Name and address of Investor's counsel:

                                  SCHEDULE I

                      RESOLUTION ESTABLISHING PREFERENCES

                                      OF

                           SERIES B PREFERRED STOCK



          RESOLVED that there shall be a series of shares of the Preferred Stock of the Corporation designated "Series B Convertible Preferred Stock"; that the number of shares of such series shall be 400,000 and that the rights and preferences of such series (the "Series B Preferred") and the limitations or restrictions thereon, shall be as follows:

     1.   Dividends.
          ---------

          (a) The holders of the Series B Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $6.00 per share per annum, payable commencing August 1, 1997 and thereafter quarterly on November 1, February 1, May 1 and August 1 of each year, when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series B Preferred. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding Series B Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation except the 5% Convertible Preferred Stock and any other class or series which is entitled to priority over the Series B Preferred.

          (b) Any dividend may be paid, at the option of the Corporation, either
(i) in cash or (ii) in shares of Series B Preferred valued at $100 per share, if the Common Stock issuable upon conversion of such Series B Preferred has been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the registration statement including a current prospectus with respect thereto remains in effect at the date of delivery of such shares or if such shares may be sold pursuant to Rule 144(k) under the Act and the Corporation's transfer agent has accepted an instruction from the Corporation to that effect, and if the Corporation shall have given written notice of its intention to pay such dividend in stock to all holders of the Series B Preferred at least 10 days before the record date for such dividend.

     2.   Liquidation Preference.
          ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Common Stock or any other class or series of shares except the 5% Convertible Preferred Stock and any other class or series which is entitled to priority over the Series B Preferred, the amount of $100 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

          (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall, at the option of the holders of the Series B Preferred, be deemed a liquidation, dissolution or winding up within the meaning of this Section 2 if the shares of stock of the Corporation (along with all derivative securities) outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the Series B Preferred at any time within thirty calendar days after written notice of the essential terms of such transaction shall have been given to the holders of the Series B Preferred in the manner provided by law for the giving of notice of meetings of shareholders. Such notice shall be given by the Corporation immediately following determination of such essential terms.

     3.   Redemption; Automatic Conversion.
          --------------------------------

          (a) The Series B Preferred shall be redeemed in whole or in part if and to the extent required by the provisions of Section 4(m) hereof, and in accordance with such provisions.

          (b) At least 10 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the Series B Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption which is to be effected, specifying the percentage of shares which is to be redeemed from such holder, the Redemption Date, the Redemption Price or, as the case may be, the Special Redemption Price, the place at which payment may be obtained and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the number of shares to be redeemed calculated by multiplying the specified percentage of shares to be redeemed by the total number of shares of Series B Preferred held by such holder. On or after the Redemption Date, each holder of Series B Preferred shall surrender to the Corporation the certificate or certificates representing the specified percentage of shares of Series B Preferred owned by such holder as of the Redemption Date, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price or Special Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares which have been redeemed (except the right to receive the Redemption Price without interest upon surrender of the certificate or certificates representing such shares) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If less than all of the Series B Preferred shares are to be redeemed, the Corporation shall select shares so to be redeemed as nearly as practicable pro rata in such manner as the Board of Directors may determine. The shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

          (d) On the third anniversary of the date of issuance, all then outstanding shares of Series B Preferred shall be automatically converted into Common Stock at the Conversion Price and otherwise pursuant to the applicable provisions set forth in Section 4 hereof.

          (e) If the Corporation sells Common Stock for cash in a registered underwritten public offering (other than stock issuable pursuant to a registration statement on form S-8) the Corporation may require that the Series B Preferred be converted at the time of such sale if (but only if) the underwriters of such public offering agree to purchase from the holders of the Series B Preferred all shares of Common Stock that such holders wish to sell, at the same price and on the same terms as the underwriters are purchasing other shares included in the public offering. In such event the Conversion Price shall be the public offering price (or, for investors selling shares in the offering, the public offering price less the underwriters' gross spread) reduced in either case by the Applicable Percentage set forth in Section 4(d) hereof. The Corporation shall give notice of such requirement in the same manner as set forth above with respect to notices of redemption. If for any reason whatsoever the underwriters do not purchase the shares which the converting Series B Preferred holders wish to sell, any notice of conversion given by a holder of Series B Preferred after the Corporation's notice was given pursuant to this subsection shall be deemed to be withdrawn, and any certificates for Series B Preferred which have been surrendered for conversion shall be returned to the persons surrendering the same; provided, however, that if a holder shall have received shares of Common Stock upon conversion of Series B Preferred after such notice was given but before the proposed effective date of the registration statement, such holder may elect either to retain such Common Stock or rescind such conversion by tendering such shares of Common Stock to the Corporation.

     4.   Conversion.  The holders of the Series B Preferred shall have optional
          ----------
conversion rights as follows:

          (a) Accrual of Conversion Rights.  Commencing 91 days after the date
              ----------------------------
of issuance, or (if earlier) the date that a Registration Statement covering the underlying shares of Common Stock has been declared effective by the Securities and Exchange Commission, 15% (or such larger percentage as is determined by the Corporation in its sole discretion) of the number of Series B Preferred shares held of record by each holder ("Original Holder") on such 91st day shall become convertible, and thereafter on the successive monthly anniversaries of such 91st day an equal number of the Series B Preferred shares held by the Original Holder or his successors shall become convertible (on a cumulative basis). On and after November 1, 1997 all the shares of Series B Preferred shall be convertible. Monthly anniversaries shall be determined on the basis of calendar days and months. In the case of transfers of shares by an Original Holder the Company shall make such notations on its stock ownership records and on the certificates for shares issued upon transfer so as to reflect the portion (if any) of the transferred shares which have become convertible pursuant to this provision, or the Company may at its election issue certificates representing the Series B Preferred shares in such form, or with such annotations, as to reflect the time or times at which the shares represented by such certificates will become convertible.

          (b) Right to Convert.  At and after the time it has become
              ----------------
convertible, each share of Series B Preferred shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the liquidation preference of the Series B Preferred determined pursuant to Section 2 hereof on the date the notice of conversion is given, by (ii) the Conversion Price determined as hereinafter provided in effect on said date; provided, however, that a share of Series B Preferred which is converted into Common Stock prior to August 1, 1997, shall receive no adjustment for accrued dividends and the liquidation preference of such share, for conversion purposes, shall not include any amount in respect of accrued dividends. No holder shall be entitled to convert any share of Series B Preferred into shares of Common Stock if following such conversion the holder and its affiliates (within the meaning of the Securities Exchange Act of 1934) shall be the beneficial owners (as defined in Rule 13d-3 under said Act) of 10% or more of the Common Stock of the Corporation.

          (c) Mechanics of Conversion.  To convert shares of Series B Preferred
              -----------------------
into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The Corporation shall effect such issuance within 48 hours and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within 2 business days after the receipt of such notice. Notice of conversion may be given by a holder at any time of day up to 5:00 pm Los Angeles time, and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

          (d) Determination of Conversion Price.
              ---------------------------------

          (i) At any date during the eight months following the date of issuance, the Conversion Price shall be the lesser of (x) the actual selling price at which the holder giving notice of conversion shall have sold shares of Common Stock during the three trading days immediately preceding the date of conversion, in a bona fide trade with an unaffiliated third party, as certified to the Company by such holder, but not less than the lowest trading price on the date of such trade as reported by NASDAQ, reduced by the Applicable Percentage (as defined below), or (y) the average of the daily low trading prices of the Common Stock for the three trading days immediately preceding such date, reduced by the Applicable Percentage; provided, however, that clause (x) shall only apply to the extent of shares of Common Stock actually so sold.

          (ii) At any date more than eight months following the date of issuance, through the 14th month following the date of issuance, the conversion price shall be the lowest trading price of the Common Stock during the five trading days immediately preceding the date of conversion, reduced by the Applicable Percentage.

          (iii)  The Applicable Percentage shall be as follows:

   3%     through the last day of the 4th month after the date of issuance.
   4%     Starting on the 1st day of the  5th month after the date of issuance.
   5%     Starting on the 1st day of the  6th month after the date of issuance.
   12% Starting on the 1st day of the 7th month after the date of issuance. 12.75% Starting on the 1st day of the 8th month after the date of issuance. 13.5% Starting on the 1st day of the 9th month after the date of issuance. 14.5% Starting on the 1st day of the 10th month after the date of issuance. 16% Starting on the 1st day of the 11th month after the date of issuance. 19% Starting on the 1st day of the 12th month after the date of issuance. 22% Starting on the 1st day of the 13th month after the date of issuance. 25% Starting on the 1st day of the 14th month after the date of issuance.


In the event that on any trading day either (a) the New York Stock Exchange imposes a trading halt of one hour or more pursuant to Rule 80A or 80B of such Exchange (or any successor to said Rules), or (b) the Dow Jones Industrial Average declines by 5% or more of its value immediately prior to the opening of the market on such day, then such day and the two trading days immediately following such day shall not be regarded as "trading days" for purposes of the foregoing provisions.

For purposes of this resolution, the term "months" means calendar months, and when months are measured after the date of issuance, the last day of each month shall be a monthly anniversary of the date of issuance. For example, if the date of issuance were January 10, 1997, the fifth month after the date of issuance would end on and would include June 10, 1997, the sixth month after the date of issuance would commence on June 11, 1997 and end on July 10, 1997, and the thirteenth month after the date of issuance would commence on and would include January 11, 1998.

          (iv) At any date more than 14 months after the date of issuance, the Conversion Price shall be the lesser of (x) 75% of the average of the daily low trading prices of the Common Stock for all the trading days during such 14th month (the "Conversion Cap"), or (y) 75% of the lowest trading price of the Common Stock during the 5 trading days immediately preceding the date of conversion.

          (v)  The "low trading price" of the Common Stock on any day shall be
(A) the lowest reported sale price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (B) if the Common Stock is not listed on a stock exchange, the lowest reported sale price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the lowest bid price for the Common Stock as reported by National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding trading days. If none of the foregoing provisions are applicable, the "low trading price" of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New York Stock Exchange, Inc., selected by the Board of Directors of the Corporation. Subject to the provisions of the foregoing subsection (iii), the term "trading day" means (x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (y) if the Common Stock is not listed on a stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

             (vi) In the event that during any period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Price and (if such event occurs during the 14th month after the date of issuance) the Conversion Cap shall be proportionately decreased or increased, as appropriate, to give effect to such event. If such an event occurs more than 14 months after the date of issuance the Conversion Cap shall be proportionately decreased or increased to give effect to such event.

          (e) Distributions.  In the event the Corporation shall at any time or
              -------------
from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of Series B Preferred shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

          (f) Certificates as to Adjustments.  Upon the occurrence of any
              ------------------------------
adjustment or readjustment of the Conversion Price or the Conversion Cap pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred with respect to each share of Common Stock received upon such conversion.

          (g) Notice of Record Date.  In the event of any taking by the
              ---------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

          (h) Issue Taxes.  The Corporation shall pay any and all issue and
              -----------
other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred pursuant hereto; provided, however, that the

Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (i) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred, subject to the limitation set forth in subsection (m) below, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval.

          (j) Fractional Shares.  No fractional shares shall be issued upon the
              -----------------
conversion of any share or shares of Series B Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

          (k) Notices.  Any notice required by the provisions of this Section to
              -------
be given to the holders of shares of Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

          (l) Reorganization or Merger.  In case of any reorganization or any
              ------------------------
reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and the holders of Series B Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 2, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of Series B Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series B Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series B Preferred.

          (m) Limitation on Number of Conversion Shares.  The Corporation shall
              ------------------------------------------
not be obligated to issue, in the aggregate, more than 3,150,000 shares of Common Stock as presently constituted (the "Nasdaq Cap") upon conversion of the Series B Preferred, if issuance of a larger number of shares would constitute a breach of the Corporation's obligations under its agreements with the NASD or Nasdaq. Subject to the obligation to effect certain redemptions pursuant to the last three sentences of this subsection (m), if further issuances of shares of Common Stock upon conversion of the Series B Preferred would constitute a breach of the Corporation's obligations under any applicable agreements with the NASD or Nasdaq (i.e., all of the shares permitted to be issued under the Nasdaq Cap shall have been so issued), then so long thereafter as such limitation shall continue to be applicable and any shares of Series B Preferred are submitted for conversion such shares shall receive in cash an amount equal to the greater of
(i) the liquidation preference of such shares divided by the difference between 100% and the Applicable Percentage set forth in subsection (d)(ii) of this
Section 4, as then
in effect, or (ii) the current value of the Common Stock which such shares would otherwise be entitled to receive upon conversion (such value per share to be the price per share used for purposes of determining the Conversion Price pursuant to Section 4 hereof), in lieu of the Common Stock which such shares would otherwise be entitled to receive upon conversion. Payment of said cash amount shall be made no later than one business day after the time specified in Section 4(c) for the delivery of Common Stock upon conversion, and shall bear daily interest thereafter at the rate of one-tenth of one percent per day until paid. Such maximum number of shares of Common Stock shall be proportionately and equitably adjusted in the event of stock splits, stock dividends, reverse stock splits, reclassifications or other such events, in such manner as the Board of Directors of the Corporation shall reasonably determine. If (A) the Corporation is unable to obtain the requisite shareholder approval concerning the issuance of shares of Common Stock upon conversion of the Series B Preferred to satisfy all NASD and Nasdaq requirements prior to the earlier to occur of (i) rejection by stockholders of a proposal considered at a duly noticed meeting of stockholders to provide such approval, or (ii) May 31, 1997, then (B) the Corporation shall immediately redeem, at a "Special Redemption Price" equal to the liquidation preference of such shares divided by the difference between 100% and the Applicable Percentage set forth in subsection (d)(ii) of this Section 4 as in effect on the date the Special Redemption Price is paid, the smallest number of Shares which is sufficient, in the Corporation's reasonable judgment, such that following such redemption, conversion of the remaining shares of Series B Preferred would not constitute a breach of the Corporation's obligations under any applicable agreements with the NASD or Nasdaq. Any redemption effected pursuant to the preceding sentence shall require no more than 10 days' notice and the Redemption Date shall be not more than 15 days after the date specified in Clause (i), Clause (ii) or Clause (iii) of the preceding sentence (whichever is applicable) and such redemption shall be made pro-rata as set forth in Section 3(c) hereof. If there shall be a default in payment of the Special Redemption Price, the amount so payable shall bear daily interest from and after the Redemption Date at the rate of one-tenth of one percent per day until paid.

     5.  Other Provisions.  For all purposes of this Resolution,  the term "date
         -----------------
of issuance" or "closing" shall mean the day on which shares of the Series B Preferred are first issued by the Corporation, and the terms "trading price", "last trade price", and "trading days" shall have the meanings given them in
Section 4(d)(iv) hereof. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation.

     6.  Restrictions and Limitations.  The Corporation shall not undertake the
         ----------------------------
following actions without the consent of the holders of a majority of the Series B Preferred: (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, or privileges of the Series B Preferred, (ii) authorize or issue any other equity security senior to the Series B Preferred, or (iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the Series B Preferred while there exists any arrearage in the payment of cumulative dividends hereunder.

     7.  Voting Rights.   Except as provided herein or as provided for by law,
         --------------
the Series B Preferred shall have no voting rights.

     8.  Attorneys' Fees.  Any holder of Series B Preferred shall be entitled to
         ---------------
recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.